Exhibit 32.1
Certification of Interim Chief Executive Officer Pursuant to Section 906
In connection with the quarterly report of Orchids Paper Products Company (the “Company”) on Form 10-Q for the period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Keith R. Schroeder, Interim Chief Executive Officer and President of the Company, certify, to the best of my knowledge, pursuant to Rule 13a-14(b) and Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Keith R. Schroeder
Keith R. Schroeder
Interim Chief Executive Officer and President August 14, 2007